UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported August 1, 2019.
NOBILIS HEALTH CORP.
(Exact name of registrant as specified in its charter)

British Columbia	001-37349	98-1188172
(State or other jurisdiction of	(Commission File	(IRS Employer Identification No.)
incorporation)	Number)

11700 Katy Freeway, Suite 300, Houston, Texas	77079
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (281) 925-0950
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry Into A Materially Definitive Agreement.
Fourth Forbearance Agreement
On August 1, 2019, Nobilis Health Corp. (the “Company”), an indirect subsidiary, Northstar Healthcare Acquisitions, L.L.C., as Borrower, and certain subsidiaries of the Company, as guarantors (collectively, the “Loan Parties”) entered into a Fourth Forbearance Agreement (the “Fourth Forbearance Agreement ”), dated effective as of July 31, 2019, with respect to the Company’s Credit Agreement dated October 28, 2016, as amended (the “Credit Agreement”) with BBVA Compass Bank as Administrative Agent, LC Issuing Lender and Swingline Lender and other lenders party thereto (the “Lenders”).
As previously reported, the Loan Parties, Administrative Agent and certain of the Lenders had entered into that certain Limited Conditional Forbearance Agreement, dated effective as of March 31, 2019 (the “First Forbearance Agreement ”), pursuant to which the Administrative Agent and Lenders agreed to forbear, during the Forbearance Period (as defined in the First Forbearance Agreement, the “First Forbearance Period ”), which expired on April 30, 2019, from (a) demanding payment in full of all obligations (including principal, interest, fees, and expense, or any other amount due under the Credit Agreement or other loan documents) and (b) exercising their respective rights and remedies with respect to or arising out of the events of default that occurred as a result of Borrower under the Credit Agreement (i) failing to comply with financial covenants of the Credit Agreement, (ii) making certain Restricted Payments (collectively (i) and (ii), the “Specified Defaults ”), (iii) failing to comply with the requirements of Section 6.12(a) of the Credit Agreement in respect to NHC Network, LLC, (iv) failing to cause Nobilis Vascular Texas, LLC, an indirect subsidiary of the Borrower, to make payments when due under a promissory note (collectively (iii) and (iv), the “Disputed Specified Defaults”), (v) failing to pay a certain demand invoice from the Administrative Agent, delivered to the Borrower on or about March 5, 2019, (vi) failing to comply with the requirements of the Credit Agreement regarding the disposition of equity interest in a former indirect subsidiary, (vii) failing to pay the principal payments that became due on March 29, 2019, under the Credit Agreement, and (viii) failing to pay interest that became due on March 26, 2019, and on March 29, 2019, under the Credit Agreement (collectively (v), (vi), (vii), and (viii) the “Additional Events of Default” and, together with the Specified Defaults and Disputed Specified Defaults, the “Initial Specified Events of Default”).
Also, as previously reported, the Loan Parties, Administrative Agent and certain of the Lenders had entered into that certain Second Limited Conditional Forbearance Agreement, dated effective as of April 30, 2019 (the “Second Forbearance Agreement”), pursuant to which the Administrative Agent and Lenders agreed to forbear, during the Forbearance Period (as defined in the Second Forbearance Agreement, the “Second Forbearance Period”), which expired on June 14, 2019, from (a) demanding payment in full of all obligations (including principal, interest, fees, and expense, or any other amount due under the Credit Agreement or other loan documents) and (b) exercising their respective rights and remedies under the Credit Agreement or other comparable provisions of the other loan documents solely as a result of (i) the existence and continuation of the Initial Specified Events of Default and (ii) the Borrower failing to pay the LC Fee that became due and payable on April 10, 2019 under the Credit Agreement (together with the Initial Specified Events of Default, the “ Second Specified Events of Default”).
Also, as previously reported, the Loan Parties, Administrative Agent and certain of the Lenders had entered into that certain Third Limited Conditional Forbearance Agreement, dated effective as of June 14, 2019 (the “Third Forbearance Agreement”), pursuant to which the Administrative Agent and Lenders agreed to forbear, during the Forbearance Period (as defined in the Third Forbearance Agreement, the “Third Forbearance Period”), which expired on July 31, 2019, from (a) demanding payment in full of all obligations (including principal, interest, fees, and expense, or any other amount due under the Credit Agreement or other loan documents) and (b) exercising their respective rights and remedies under the Credit Agreement and other comparable provisions of the other Loan Documents solely as a result of (i) the existence and continuation of the Second Specified Events of Default and (ii) Borrowers’ decision to not pay the principal payments that became due on June 28, 2019, under the Credit Agreement (together with the Second Specified Events of Default, the “Specified Events of Default”).
Pursuant to the terms of the Fourth Forbearance Agreement, the Administrative Agent and Lenders have agreed that they will forbear, during the Forbearance Period (as defined below), from (a) demanding payment in full of all obligations (including principal, interest, fees, and expense, or any other amount due under the Credit Agreement or other Loan Documents) and (b) exercising their respective rights and remedies under the Credit Agreement and other comparable provisions of the other Loan Documents solely as a result of the existence and continuation of the Specified Events of Default. The forbearance period under the Fourth Forbearance Agreement (the “Fourth Forbearance Period”) will expire on the earliest to occur of (i) the occurrence of an Event of Default under the Super Priority Credit Agreement, in each case during the Fourth Forbearance Period other than (a) the Specified Events of Default or (b) any Event of Default that occurs due to the failure of the Loan Parties to comply with the certain financial covenants contained in Section 7.11 of the Credit Agreement, (ii) any Loan Party’s actual knowledge of an Event of Default (other than the Specified Events of Default) that occurred prior to the Fourth Forbearance Period and that has not been cured within three business days of a Loan Party obtaining actual knowledge of such Event of Default and (iii) August 30, 2019.
The forgoing descriptions of the First Forbearance Agreement, the Second Forbearance Agreement, the Third Forbearance Agreement and the Fourth Forbearance Agreement are qualified in their entirety by reference to the full text of the First Forbearance Agreement, a copy of which was previously filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed April 9, 2019, the Second Forbearance Agreement, a copy of which was previously filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on May 29, 2019, the Third Forbearance Agreement, a copy of which is filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on June 21, 2019, and the Fourth Forbearance Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K, and each of which are incorporated herein by reference.

First Limited Conditional Waiver and Amendment
On August 1, 2019, the Company, Borrower, and certain subsidiary guarantors entered into the Amendment No. 1 (the “Amendment”) and First Limited Conditional Waiver (the “Waiver”) with respect to the Company’s Super Priority Credit Agreement dated May 22, 2019 (the “Super Priority Credit Agreement”), with BBVA Compass Bank, in its capacity as Super Priority Agent (the “Super Priority Agent”), and certain of the Lenders, in their capacities as super priority lenders (the “Super Priority Lenders”). The Waiver and Amendment has an effective date of July 31, 2019. Pursuant to the Waiver, the Super Priority Lenders agreed to a limited waiver of certain specified defaults with respect to (a) Section 8.1(e) of the Super Priority Credit Agreement resulting from Borrower’s failure to comply with certain financial covenants contained in the Third Forbearance Agreement and (b) the Borrower’s failure to comply with financial covenants set forth in Section 7.11 of the Super Priority Credit Agreement (collectively, the “Specific Defaults”). The Waiver terminates on the earlier to occur of (a) the occurrence of an Event of Default other than the Specific Defaults, (b) any Loan Party’s actual knowledge of an Event of Default (other than the Specific Defaults) that occurred prior to the Waiver Period and that have not been cured with three Business Days of a Loan Party obtaining actual knowledge of such Event of Default, and (c) August 30, 2019, after the earliest of which such Specific Defaults shall spring back into existence.
The Amendment modifies the definition of Maturity Date by removing July 31, 2019 and inserting the new date of August 30, 2019 into the definition. The Amendment also modifies the Transaction Covenants contained in Section 6.48 of the Super Priority Credit Agreement by extending the timeline to close the refinance or sale transaction(s) with respect to the Assets from on or before June 23, 2019, to on or before August 23, 2019, upon obtaining the written consent of the Super Priority Agent and the necessary Super Priority Lenders.
This summary of the Waiver and the Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Waiver and the Amendment, which is filed as Exhibit 10.2 to this Current Report on Form 8-K, and which is incorporated by herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits

INDEX TO EXHIBITS

Exhibit
Number	Description of Exhibit
10.1	Fourth Limited Conditional Forbearance Agreement, dated effective as July 31, 2019.
10.2	Limited Conditional Waiver and Amendment No. 1 to Super Priority Credit Agreement, dated effective as of July 31, 2019.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOBILIS HEALTH CORP.

/s/ Brandon Moreno
Brandon Moreno
Chief Financial Officer

Date: August 5, 2019